UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 8, 2010

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of The Boeing Company (the “Company”) appointed Mr. Greg Smith, 43, as the Company’s Vice President of Finance and Corporate Controller effective February 9, 2010. In that position, Mr. Smith will also act as the Company’s chief accounting officer.

Prior to this appointment, Mr. Smith served as the Company’s Vice President of Financial Planning and Analysis since June 2008. From August 2004 until June 2008, Mr. Smith served as Vice President of Global Investor Relations at Raytheon Company. Prior to that, Mr. Smith served as the controller of The Boeing Company’s Shared Services Group.

Mr. Smith will receive salary, bonus and equity awards, and will participate in other benefit and compensation plans, at levels consistent with his seniority and scope of responsibility. No additional compensation or equity has been awarded to Mr. Smith in connection with this appointment.

Mr. Smith replaces Mr. Robert J. Pasterick, who served as the Company’s Vice President of Finance and Corporate Controller since February 2009. Effective February 9, 2010, Mr. Pasterick became the Company’s President, Shared Services Group.

A copy of the Company’s press release announcing Mr. Smith’s appointment and Mr. Pasterick’s new position is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

Dated: February 9, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated February 9, 2010